CERTIFICATE OF AMENDMENT OF
                    AGREEMENT AND DECLARATION OF TRUST OF
                               HUNTINGTON FUNDS



The undersigned certify that :


1. They constitute a majority of the Board of Trustees of HUNTINGTON FUNDS, a Massachusetts business trust (the "Trust").

2. They hereby adopt the following amendments to the Agreement and Declaration of Trust of the Trust (the "Declaration of Trust").

            A.   The title of the Declaration of Trust is hereby
                  amended to read as follows:

                  FRANKLIN/TEMPLETON GLOBAL TRUST
                  Agreement and Declaration of Trust

            B.  Article  I,  Section 1 of the  Declaration  of Trust is hereby amended in full to read as follows:

                  Section 1.  Name.  This Trust shall be known as
                  FRANKLIN/TEMPLETON GLOBAL TRUST.

            C.   Appendix A hereto shall be incorporated by reference as
                  Appendix A to the Declaration of Trust.

3. It is the determination of the Trustees that approval of the shareholders of the Trust is not required by the Investment Company Act of 1940, as amended, or other applicable law. This amendment is made pursuant to Article IX, Section 9 of the Declaration of Trust.

            IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 16th day of November, 1993.


/s/ Donald P. Gould                    /s/ S. Joseph Fortunato
    Donald P. Gould                        S. Joseph Fortunato

                                       /s/ David W. Garbellano
    David K. Eiteman                       David W. Garbellano

/s/ Gerald R. Healy                    /s/ Charles B. Johnson
    Gerald R. Healy                        Charles B. Johnson

/s/ David P. Kraus                     /s/ Rupert H. Johnson, Jr.
    David P. Kraus                         Rupert H. Johnson, Jr.

/s/ Frank H. Abbott, III               /s/ Frank W.T. LaHaye
    Frank H. Abbott, III                   Frank W.T. LaHaye

/s/ Harris J. Ashton                   /s/ Gordon S. Macklin
    Harris J. Ashton                       Gordon S. Macklin



                              Names and Addresses
                                  of Trustees


Donald P. Gould                        S. Joseph Fortunato
777 Mariners Island Blvd.              Park Avenue at, Morris
County                                 P. 0. Box 1945
San Mateo, CA  94404                   Morristown, NJ  07962

David K. Eiteman                       David W. Garbellano
c/o Hong Kong University of            111 New Montgomery Street
Science & Technology                   San Francisco, CA  94105
Department of Accounting,
Clear Water Bay
Kowloon, Hong Kong

Gerald R. Healy                        Charles B. Johnson
Alliance Imaging, Inc.                 777 Mariners Island Blvd.
Presidents Plaza II                    San Mateo, CA  94404
8700 West Bryn Mawr
Suite 800 South
Chicago, IL 60631

David P. Kraus                         Rupert H. Johnson, Jr.
2707 Stoner Ave.                       777 Mariners Island Blvd.
Los Angeles, CA 90064                  San Mateo, CA  94404

Frank H. Abbott, III                   Frank W.T. LaHaye
1045 Sansome St.                       20833 Stevens Creek Blvd.
San Francisco, CA 94111                Suite 102
                                       Cupertino, CA  95014

Harris J. Ashton                       Gordon S. Macklin
General Host Corporation               8212 Burning Tree Rd.
Metro Center                           Bethesda, MD  20817
1 Station Plc.
Stamford, CT 60902

The principal place of business for the Trust is 777 Mariners Island Blvd., San Mateo, CA 94404.

The name and address of the resident agent for the Trust is CT Corporation System, 2 Oliver Street, Boston, MA 02109